UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2005

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On August 24, 2005, ACADIA Pharmaceuticals Inc. (“ACADIA”) issued a press release regarding a previously disclosed civil action filed by a former employee, Audra Scully, Ph.D., whose employment had been terminated by ACADIA. Dr. Scully filed the civil action against ACADIA and two of its executive officers, Robert E. Davis, Ph.D. and Mark R. Brann, Ph.D., in the San Diego Superior Court. A jury rendered a verdict against ACADIA and Dr. Davis for sexual harassment, and against ACADIA and Dr. Brann for retaliation.

ACADIA, Dr. Davis and Dr. Brann strongly disagree with, and do not believe that the facts support, the verdict rendered. They intend to contest the verdict vigorously through all available legal recourse through the trial court and the appellate courts.

In connection with the verdict, the jury awarded compensatory damages in the aggregate amount of $3.9 million and punitive damages against ACADIA in the aggregate amount of $2.2 million. ACADIA maintains employment practices liability insurance in the amount of $3 million, which may be used to offset a portion of the compensatory damages as well as fees and expenses incurred in connection with this litigation. The jury also awarded punitive damages of $600,000 against Dr. Davis and $1.2 million against Dr. Brann.

There can be no assurance that ACADIA, Dr. Davis or Dr. Brann will prevail in their efforts to contest the verdict and ACADIA expects to incur additional legal and court costs in connection with such proceedings. These proceedings may consume a substantial portion of ACADIA’s managerial and financial resources, regardless of outcome, and may take years to ultimately resolve. If these proceedings are resolved unfavorably to the defendants, ACADIA’s business, financial condition and results of operations may be harmed.

ACADIA has not yet determined the impact of the verdict or this litigation to its financial statements. Although ACADIA maintains insurance, insurance coverage may be unavailable or inadequate to cover damages awarded against the defendants.

Forward-Looking Statements

Statements in this current report on Form 8-K that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the defendants’ intent to challenge the verdict and the availability of insurance proceeds to offset a portion of the compensatory damages award against the defendants. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the uncertainty associated with litigation. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2004 filed with the United States Securities and Exchange Commission as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this current report to reflect events or circumstances after the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/s/ Thomas H. Aasen
Date: August 24, 2005		Thomas H. Aasen
Vice President, Chief Financial Officer, Treasurer, and Secretary

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